As filed with the Securities and Exchange Commission on April 29, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	6140 Stoneridge Mall Road Suite 590 Pleasanton, California 94588	94-2657368
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices)	(I.R.S. Employer Identification Number)

Registrant’s telephone number including area code: (925) 460-3600

THE COOPER COMPANIES, INC.

AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE PLAN

(Full title of the Plan)

CAROL R. KAUFMAN Senior Vice President of Legal Affairs, Secretary and Chief Administrative Officer THE COOPER COMPANIES, INC. 6140 Stoneridge Mall Road, Suite 590 Pleasanton, CA 94588 (925) 460-3600	Copies to: ERICA H. STEINBERGER, ESQ. LATHAM & WATKINS LLP 885 Third Avenue New York, New York 10022 (212) 906-1200
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerate filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non- Accelerated Filer	☐	Smaller reporting company	☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $.10 par value	1,000,000	$29.41 (2)	$29,410,000 (2)	$1,642 (2)
Preferred Stock Purchase Right	500,000	(3)	(3)	(3)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities which may become issuable under the Amended and Restated 2007 Long-Term Incentive Plan as a result of any stock dividend, stock split, recapitalization or similar transaction effected without The Cooper Companies, Inc.’s receipt of consideration. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.
(2)	Pursuant to Rule 457(h) of the Securities Act, the prices stated above are estimated solely for the purpose of calculating the registration fee and are based on the average of the high and low market prices for the shares of common stock par value $.10 per share (the “Common Stock”) reported in the New York Stock Exchange on April 28, 2009 ($29.41).
(3)	Attached to and trading with each share of Common Stock is one half of a right. Each one half of a right entitles the holder, under the circumstances set forth in the Amended and Restated Rights Agreement, dated as of October 29, 2007, between The Cooper Companies, Inc. and American Stock Transfer & Trust Company, to purchase 1/200 of a share of Series A Junior Participating Preferred Stock. Value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

REGISTRATION OF ADDITIONAL SECURITIES

By Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 29, 2007, Registration File No. 333-143338, The Cooper Companies, Inc., a Delaware corporation (the “Company”), previously registered 2,700,000 shares of common stock, par value $.10 per share (the “Common Stock”), reserved for issuance from time to time in connection with The Cooper Companies, Inc. 2007 Long-Term Incentive Plan (the “Plan”). The Plan has been amended and restated to increase the number of shares of Common Stock issuable under the Plan by 1,000,000 shares to 3,700,000 shares. Under this Registration Statement, we are registering the additional 1,000,000 shares of the Common Stock issuable under the amended and restated Plan and the 500,000 Preferred Stock Purchase Rights associated with such shares of Common Stock. The contents of the Registration Statement File No. 333-143338 are incorporated by reference herein.

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Company are incorporated by reference in this Registration Statement and shall be deemed to be a part hereof:

(a)	Our Annual Report on Form 10-K for the fiscal year ended October 31, 2008;

(b)	Our Definitive Proxy Statement on Schedule 14A filed on February 6, 2009;

(c)	Our Quarterly Report on Form 10-Q for the quarter ended January 31, 2009, filed on March 6, 2009;

(d)	Our Current Reports on Form 8-K filed on December 16, 2008 and February 13, 2009;

(e)	All other reports filed by the Company pursuant to Sections 13(c) or 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year ended October 31, 2008;

(f)	The description of our Common Stock contained in our Registration Statement on Form 8-A filed October 28, 1983; and

(g)	The description of the Preferred Stock Purchase Rights contained in Amendment No. 1 to our Registration Statement on Form 8-A filed on November 15, 2007.

All documents filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or

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superseded, to constitute a part of this Registration Statement. Any Current Report on Form 8-K that is furnished to the Commission but not filed with the Commission is not deemed incorporated by reference into this Registration Statement.

ITEM 8.	EXHIBITS

4.1	Second Restated Certificate of Incorporation incorporated by reference to Exhibit 3.1 of our Form 8-K dated January 13, 2006.

4.2	Amended and Restated By-Laws, The Cooper Companies, Inc., dated October 25, 2007, incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated October 30, 2007.

4.3	Amended and Restated Rights Agreement, dated as of October 29, 2007, between The Cooper Companies, Inc. and American Stock Transfer & Trust Company, incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated October 30, 2007.

4.4	Amended and Restated 2007 Long-Term Incentive Plan of The Cooper Companies, Inc., incorporated by reference to Exhibit A to the Company’s Proxy Statement for its Annual Meeting of Stockholders held on March 18, 2009 on Schedule 14A filed on February 6, 2009.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to this registration statement).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pleasanton, state of California, on this 29th day of April, 2009.

THE COOPER COMPANIES, INC.

By:	/s/ Carol R. Kaufman
Carol R. Kaufman
Senior Vice President of Legal Affairs, Secretary and Chief Administrative Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Carol R. Kaufman and Robert S. Weiss, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith or in connection with the registration of the common stock under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert S. Weiss	President, Chief Executive Officer and Director (Principal Executive Officer)	April 29, 2009
(Robert S. Weiss)

/s/ A. Thomas Bender	Chairman of the Board	April 29, 2009
(A. Thomas Bender)

/s/ Eugene J. Midlock	Chief Financial Officer and Senior Vice President (Principal Financial Officer)	April 29, 2009
(Eugene J. Midlock)

/s/ Rodney E. Folden	Vice President and Corporate Controller (Principal Accounting Officer)	April 29, 2009
(Rodney E. Folden)

/s/ Allan E. Rubenstein	Vice Chairman of the Board and Lead Director	April 29, 2009
(Allan E. Rubenstein, M.D.)

/s/ Michael H. Kalkstein	Director	April 29, 2009
(Michael H. Kalkstein)

/s/ Jody S. Lindell	Director	April 29, 2009
(Jody S. Lindell)

/s/ Moses Marx	Director	April 29, 2009
(Moses Marx)

/s/ Donald Press	Director	April 29, 2009
(Donald Press)

/s/ Steven Rosenberg	Director	April 29, 2009
(Steven Rosenberg)

/s/ Stanley Zinberg	Director	April 29, 2009
(Stanley Zinberg, M.D.)

EXHIBIT INDEX

4.1	Second Restated Certificate of Incorporation incorporated by reference to Exhibit 3.1 of our Form 8-K dated January 13, 2006.

4.2	Amended and Restated By-Laws, The Cooper Companies, Inc., dated October 25, 2007, incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated October 30, 2007.

4.3	Amended and Restated Rights Agreement, dated as of October 29, 2007, between The Cooper Companies, Inc. and American Stock Transfer & Trust Company, incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated October 30, 2007.

4.4	Amended and Restated 2007 Long-Term Incentive Plan of The Cooper Companies, Inc., incorporated by reference to Exhibit A to the Company’s Proxy Statement for its Annual Meeting of Stockholders held on March 18, 2009 on Schedule 14A filed on February 6, 2009.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to this registration statement).